Exhibit 10.6

CARIS LIFE SCIENCES, INC.
2025 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

1.            PURPOSE. The purpose of the Caris Life Sciences, Inc. 2025 Employee Stock Purchase Plan, as amended and restated (this “Plan”) is to provide Eligible Employees of the Company Group with an opportunity to acquire a stock ownership interest in the Company. This Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. This Plan shall be effective as of the date of approval by the Shareholders (the “Effective Date”).

2.            DEFINITIONS

2.1            “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.

2.2            “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Eligible Employee with regard to this Plan.

2.3            “Annual Increase” has the meaning set forth in Section 4.1.

2.4            “Applicable Laws” means any applicable legal requirements relating to the administration of and the issuance of ownership interests and other securities under equity-based compensation plans, including, without limitation, U.S. state corporate laws, U.S. federal and state securities laws, the Code and the requirements of any stock exchange or quotation system upon which the Common Stock may be listed or quoted and the laws of any other country or jurisdiction where rights are granted under this Plan.

2.5            “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

2.6            “Board” means the Board of Directors of the Company, as constituted from time to time.

2.7            “Certificate of Formation” means the Company’s Amended and Restated Certificate of Formation, as amended or restated from time to time.

2.8            “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

2.9            “Committee” means a committee of one or more Directors appointed by the Board to administer this Plan in accordance with Section 3.5.

2.10            “Common Stock” means the common stock of the Company, par value $0.001 per share, issued subject to and in accordance with the provisions of the TBOC and the Certificate of Formation and having the rights provided for in the Certificate of Formation.

2.11            “Company” means Caris Life Sciences, Inc., a Texas corporation, or any successor thereto.

2.12            “Company Group” means the Company and each of its parent corporations and subsidiary corporations, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code, or one of the members of the Company Group, as applicable.

2.13            “Compensation” of an Eligible Employee means, unless otherwise determined by the Administrator, the gross base compensation or wages received by such Eligible Employee as compensation for services to the Company Group, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, income received in connection with any compensatory equity awards, fringe benefits and other special payments.

2.14            “Effective Date” has the meaning set forth in Section 1.

2.15            “Eligible Employee” means:

(a)            An Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Shares and other securities of the Company or another member of the Company Group (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(b)            Provided that, prior to the commencement of an Offering Period, the Administrator may, in its discretion, determine that Employees who are a highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code may not participate in such Offering.

(c)            Notwithstanding the foregoing, an Employee shall not be eligible to participate in an Offering Period if: (i) in the event the Administrator designates a service requirement, such Employee has not met the service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not be more than two years); (ii) such Employee’s customary employment is for 20 hours per week or less; (iii) such Employee’s customary employment is for less than five months in any calendar year; or (iv) such Employee is a citizen or resident of a non-U.S. jurisdiction and the grant of a right to purchase Shares under this Plan to such Employee would be prohibited under the laws of such non-U.S. jurisdiction or the grant of a right to purchase Shares under this Plan to such Employee in compliance with the laws of such non-U.S. jurisdiction would cause this Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided that any exclusion in clauses (i), (ii), (iii) or (iv) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treas. Reg. Section 1.423-2(e).

2.16            “Employee” means any person employed by the Company Group and who is an employee within the meaning of Section 3401(c) of the Code. Mere service as a Director or payment of a director’s fee by the Company Group shall not be sufficient to constitute “employment” by the Company Group. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company Group and meeting the requirements of Treas. Reg. Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.

2.17            “Enrollment Date” means the first Trading Day of each Offering Period.

2.18            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.

2.19            “Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Administrator (based on objective criteria) from time to time. In the absence of any alternative valuation methodology approved by the Administrator, Fair Market Value shall be deemed to be equal to the closing selling price of a Share on the Nasdaq Stock Exchange (or such established national securities exchange as may be designated by the Administrator) on the trading day immediately preceding the date as of which such valuation is made, or in the event that the Common Stock is not listed for trading on the Nasdaq Stock Exchange or such other national securities exchange as may be designated by the Administrator but is quoted on an automated system, in any such case, on the valuation date (or if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

2.20            “Offering” means an offer under this Plan of a right to purchase Shares that may be exercised during an Offering Period as further described in Section 4.2. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of this Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. Section 1.423-2(a)(1), the terms of each separate Offering need not be identical, provided that the terms and an Offering thereunder together satisfy Treas. Reg. Section 1.423-2(a)(2) and (a)(3).

2.21            “Offering Document” means the document setting forth the terms of an Offering as approved by the Administrator.

2.22            “Offering Period” has the meaning given to such term in Section 6.

2.23            “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Shares pursuant to this Plan.

2.24            “Payday” means the regular and recurring established day for payment of Compensation to an Employee.

2.25            “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity.

2.26            “Plan” has the meaning set forth in Section 1.

2.27            “Purchase Date” means the last Trading Day of the applicable Purchase Period or such other date as determined by the Administrator prior to the commencement of an Offering Period.

2.28            “Purchase Period” shall refer to one or more periods within an Offering Period, as designated by the Administrator. Unless designated otherwise by the Administrator prior to the commencement of an Offering Period, the Purchase Period for each Offering Period shall be the same as the applicable Offering Period.

2.29            “Purchase Price” means the purchase price designated by the Administrator prior to the commencement of an Offering Period (which purchase price shall not be less than 85% of the Fair Market Value of a Share on (x) first day of the Offering Period or (y) the Purchase Date for such Offering Period, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator prior to the commencement of an Offering Period, the purchase price for such Offering Period shall be 85% of the Fair Market Value of a Share on (x) first day of the Offering Period or (y) the Purchase Date for such Offering Period, whichever is lower; provided, further, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 10 and shall not be less than the par value of a Share.

2.30            “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.

2.31            “Share” means a share of Common Stock.

2.32            “Share Reserve” has the meaning set forth in Section 4.1.

2.33            “Shareholder” means a shareholder of the Company.

2.34            “Subsidiary” means any foreign or domestic corporation, limited liability company, partnership or other entity of which 50% or more of the outstanding voting equity securities or voting power is Beneficially Owned directly or indirectly by the Company. For purposes of determining eligibility for the grant of Shares under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

2.35            “TBOC” means the Texas Business Organizations Code.

2.36            “Trading Day” means a day on which national stock exchanges in the United States are open for trading.

2.37            “Treas. Reg.” means U.S. Department of the Treasury regulations.

3.            ADMINISTRATION

3.1            Administration by Directors. This Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

3.2            Powers of Administrator. The Administrator shall have the power and authority to determine when and how rights to purchase Shares shall be granted and the provisions of each Offering (which need not be identical). The Administrator may delegate administrative tasks under this Plan to the services of an Agent or Employee to assist in the administration of this Plan, including establishing and maintaining an individual securities account under this Plan for each Participant.

3.3            Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret this Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of this Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan; (iv) to impose a mandatory holding period pursuant to which Employees may not dispose of or transfer Shares purchased under this Plan for a period of time determined by the Administrator in its discretion; (v) to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company Group and to carry out the intent that this Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code; (vi) to adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code; (vii) to correct any defect, omission or inconsistency in this Plan, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective; and (viii) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of this Plan.

3.4            Decisions Final. All decisions made by the Administrator pursuant to the provisions of this Plan shall be final, binding and conclusive on the Company and the Participants.

3.5            The Committee. To the extent permitted under Applicable Laws, the Board may delegate administration of this Plan to a Committee or Committees consisting of one or more Directors, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of this Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Administrator shall thereafter, to the extent the delegation is applicable, be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. Subject to the limitations prescribed by this Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.6            Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with this Plan, and against all amounts paid by the Administrator in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

3.7            Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. No director, officer or agent of the Company Group shall be liable for any such action or determination taken or made or omitted in good faith.

4.            COMMON STOCK SUBJECT TO THIS PLAN

4.1            Number of Shares. Subject to the provisions of Section 10 relating to adjustments upon changes in the Common Stock, the aggregate number of Shares that may be issued pursuant to rights granted under this Plan shall be an amount equal to 0.85% of the fully diluted shares of the Common Stock after giving effect to the Company’s initial public offering (the “Offering”) (assuming the exercise of any outstanding warrants and conversion of all preferred stock and senior convertible notes, and including, but not limited to, shares subject to outstanding awards under the Amended and Restated 2020 Plan, and the issuance of the Common Stock contemplated to be sold in the Offering) (the “Share Reserve”). Notwithstanding the foregoing, the Share Reserve shall automatically increase on January 1 of each calendar year during the term of this Plan beginning in 2026, by a number of Shares equal to 1% of the Common Stock outstanding on the last day of the immediately preceding fiscal year, unless the Administrator should decide to increase the number of Shares available under this Plan by a lesser amount (the “Annual Increase”). The “Amended and Restated 2020 Plan” means the Caris Life Sciences, Inc. 2020 Incentive Plan, as amended and restated.

4.2            Reversion of Shares to the Share Reserve. If any right granted under this Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under this Plan.

4.3            Source of Shares. The Shares subject to this Plan may be authorized but unissued Common Stock or reacquired Common Stock, however reacquired.

5.            ELIGIBILITY

5.1            Eligibility. Any Eligible Employee employed by the Company Group on a given Enrollment Date for an Offering Period shall be eligible to participate in this Plan during such Offering Period, subject to the requirements of this Section 5 and the limitations imposed by Section 423(b) of the Code.

5.2            Enrollment in this Plan.

(a)            Except as otherwise determined by the Administrator, an Eligible Employee may become a Participant in this Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period designated by the Administrator and in such form as the Company provides.

(b)            Except as otherwise determined by the Administrator, each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company Group member employing such Eligible Employee on each Payday during the Offering Period as payroll deductions under this Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage designated by the Administrator (which percentage shall be 15% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under this Plan and shall be deposited with the general funds of the Company.

(c)            The Administrator may designate that a Participant may increase or decrease the percentage of Compensation designated in the Participant’s subscription agreement, subject to the limits of this Section 5.2, or may suspend the Participant’s payroll deductions, at any time during an Offering Period (and in the absence of any specific designation by the Administrator, a Participant may not increase the Participant’s payroll deduction elections during an Offering Period); provided, however, that the Administrator may limit the number of changes a Participant may make to the Participant’s payroll deduction elections during each Offering Period in the applicable Offering Document. Any such change or suspension of payroll deductions shall be effective with the first full payroll period following the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends the Participant’s payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in the Participant’s account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless the Participant withdraws from participation in this Plan pursuant to Section 8.

(d)            Except as otherwise determined by the Administrator, a Participant may participate in this Plan only by means of payroll deduction and may not make contributions by lump-sum payment for any Offering Period.

5.3            Payroll Deductions. Except as otherwise determined by the Administrator, payroll deductions for a Participant shall commence on the first Payday following the Enrollment Date and shall end on the last Payday in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Section 8 or suspended by the Participant or the Administrator. Notwithstanding any other provisions of this Plan to the contrary, in non-U.S. jurisdictions where participation in this Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under this Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering, the Administrator shall take into consideration any limitations under Section 423 of the Code when applying an alternative method of contribution.

5.4            Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in this Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation as provided in Section 8 or otherwise becomes ineligible to participate in this Plan.

5.5            Limitation on Purchase of Shares. An Eligible Employee may be granted rights under this Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company Group, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase Common Stock to accrue at a rate that exceeds $25,000 of the Fair Market Value of Common Stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6            Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares in such circumstance shall be paid to such Participant in one lump-sum in cash as soon as reasonably practicable after the Purchase Date.

5.7            Non-U.S. Employees. In order to facilitate participation in this Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a non-U.S. jurisdiction, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom; provided, however, that the Administrator shall take into consideration any limitations under Section 423 of the Code. Such special terms may be set forth in an addendum to this Plan in the form of an appendix or sub-plan. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures with respect to Participants who are non-U.S. nationals or employed in non-U.S. jurisdictions regarding the exclusion of particular Subsidiaries from participation in this Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy and security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.

6.            OFFERING PERIODS. The Administrator may from time to time make Offerings under this Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The Administrator may, in its discretion, designate the length of an Offering Period, provided that no Offering Period shall exceed 27 months in duration. Each Offering Period shall consist of one or more Purchase Periods, as designated by the Administrator, during which rights granted under this Plan shall be exercised and purchases of Shares carried out in accordance with this Plan. The provisions of separate Offerings or Offering Periods under this Plan need not be identical. Unless designated otherwise by the Administrator, the first Offering Period under this Plan shall begin on the first Trading Day on or following July 1, 2026 and shall end on December 31, 2026 (the “Initial Offering”). Thereafter, and unless designated otherwise by the Administrator, each Offering Period shall commence on the first Trading Day on or following January 1 and July 1 and shall end on June 30 and December 31, respectively. The Initial Offering and each Offering Period thereafter shall consist of a single Purchase Period unless designated otherwise by the Administrator.

7.            GRANT AND EXERCISE OF RIGHTS

7.1            Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), subject to the limits in Section 5.5, such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by (b) the applicable Purchase Price (rounded down to the nearest whole Share); provided, that, fractional Shares may be issued upon the exercise of rights granted under the Plan if permitted under the applicable Offering Document. The right shall expire on the earliest of: (x) the last Purchase Date of the Offering Period, (y) the last day of the Offering Period, and (z) the date on which the Participant withdraws in accordance with Section 8.

7.2            Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions shall be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of this Plan, at the Purchase Price, but no Participant has a right to receive a fractional Share. Any cash in lieu of fractional Shares remaining after the purchase of Shares upon exercise of a purchase right shall be returned to the Participant in one lump sum payment in a subsequent payroll check. Shares issued pursuant to this Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

7.3            Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under this Plan on the Enrollment Date of the applicable Offering Period or (b) the number of Shares available for issuance under this Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Section 7 on such Purchase Date, and shall either (i) continue all Offering Periods then in effect or (ii) terminate any or all Offering Periods then in effect in accordance with this Plan. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under this Plan by Shareholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date or such earlier date as determined by the Administrator.

7.4            Transfer of Shares. Unless determined otherwise by the Administrator, no Participant may transfer Shares purchased pursuant to this Plan out of the Participant’s account with the Agent during the two-year period from the Enrollment Date of the Offering Period in which the Shares were purchased other than in the case of a sale of such Shares.

8.            WITHDRAWAL; CESSATION OF ELIGIBILITY

8.1            Withdrawal. A Participant may withdraw all (but not less than all) of the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s rights under this Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than 30 days prior to the end of the Offering Period (or such shorter or longer period as may be designated by the Administrator). All of the Participant’s payroll deductions credited to the Participant’s account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new subscription agreement.

8.2            Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon the Participant’s eligibility to participate in any similar plan that may hereafter be adopted by the Company or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

8.3            Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, the Participant shall be deemed to have elected to withdraw from this Plan pursuant to this Section 8 and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of such Participant’s death, to the Participant’s beneficiary, as soon as reasonably practicable after such cessation of eligibility, and such Participant’s rights for the Offering Period shall be automatically terminated; provided, however, that, unless designated otherwise by the Administrator, a Participant whose employment with the Company Group terminates for any reason other than the Participant’s death less than 30 days prior to the next Purchase Date in the then-current Offering Period in which the Participant is enrolled shall not be deemed to withdraw from this Plan until immediately following the Participant’s exercise of rights on such Purchase Date.

9.            CONDITIONS UPON ISSUANCE OF COMMON STOCK

9.1            Legal Compliance. Notwithstanding any other provision of this Plan, no Common Stock may be issued under this Plan unless the issuance and delivery of such Common Stock will comply with Applicable Laws, including, without limitation, the Securities Act, the Exchange Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and will be further subject to the approval of counsel for the Company with respect to such compliance. All certificates for Common Stock delivered under this Plan shall be subject to such transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any exchange upon which the Common Stock are then listed, and any applicable securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.2            Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Stock hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Stock as to which such requisite authority will not have been obtained.

9.3            Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under this Plan prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges, if any, on which the Shares are then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; (d) the payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and (e) the lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish.

10.            ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

10.1            Capitalization Adjustments.

(a)            Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, share split (including a share split in the form of a share dividend) or reverse share split; any merger, combination, consolidation, or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then, subject to any required action by the Shareholders under Applicable Law, the Administrator shall equitably and proportionately adjust (i) the Share Reserve, (ii) the class(es) and number of Shares and price per Share subject to outstanding rights; and (iii) the Purchase Price with respect to any outstanding rights.

(b)            It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs shall be made in a manner that satisfies Applicable Laws and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

(c)            Any good-faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 10.1, and the extent and nature of any such adjustment, shall be final, binding and conclusive on all persons.

10.2            Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then this Plan shall terminate and payment shall be made to Participants in accordance with Section 14.

10.3            Other Adjustments. In the event of (x) any transaction or event described in Section 10.1, (y) any unusual or nonrecurring transactions or events affecting the Company Group or its the financial statements or (z) changes in Applicable Laws or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, shall be authorized to take any one or more of the following actions:

(a)            to provide for either (i) the termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)            to provide that the outstanding rights under this Plan shall be assumed by the successor or survivor corporation, or a parent or Subsidiary thereof, or shall be substituted by similar rights covering the stock of the successor or survivor corporation, or a parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of stock and prices;

(c)            to make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under this Plan or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)            to provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion, following which the Participants’ rights under the ongoing Offering Period(s) shall be terminated; or

(e)            to provide that all outstanding rights shall terminate without being exercised.

10.4            No Adjustment Under Certain Circumstances. Unless determined otherwise by the Administrator, no adjustment or action described in this Section 10 shall be authorized to the extent that such adjustment or action would cause this Plan to fail to satisfy the requirements of Section 423 of the Code.

11.            AMENDMENT OF THIS PLAN.

11.1            Amendment of Plan. The Administrator at any time, and from time to time, may amend, suspend or terminate this Plan in accordance with Applicable Laws. However, no amendment shall be effective unless approved by the Shareholders to the extent Shareholder approval is necessary to satisfy any Applicable Laws. Any amendment that under the requirements of Applicable Laws must be approved by the Shareholders shall not be effective unless and until such Shareholder approval has been obtained in compliance with such law or rule.

11.2            No Impairment of Rights. Rights granted before amendment of this Plan shall not be impaired by any amendment of this Plan (and shall continue to be subject to the terms of this Plan as in effect as of immediately prior to the applicable amendment), unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

11.3            Certain Amendments. Notwithstanding any other provision of this Plan, without Shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected and after taking into account Section 423 of the Code, the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with this Plan. In the event the Administrator determines that the ongoing operation of this Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion, to the extent necessary or desirable and without Shareholder approval, modify or amend this Plan to reduce or eliminate such accounting consequence including, but not limited to: (a) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; and (b) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator’s action.

11.4            No Amendment Under Certain Circumstances. Unless determined otherwise by the Administrator, no amendment described in this Section 11 shall be authorized to the extent that such amendment would cause this Plan to fail to satisfy the requirements of Section 423 of the Code.

12.            GENERAL PROVISIONS.

12.1            Shareholder Rights. With respect to Shares subject to a right granted under this Plan, a Participant shall not be deemed to be a Shareholder, and the Participant shall not have any of the rights or privileges of a Shareholder, until Shares have been issued to the Participant or the Participant’s nominee following exercise of the Participant’s rights under this Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator. Shares acquired under this Plan shall be subject to the Company’s Insider Trading Policy to the extent applicable to a Participant.

12.2            Restriction upon Assignment. A right granted under this Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution and is exercisable during the Participant’s lifetime only by the Participant. Except in the case of a Participant’s death, a right under this Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in this Plan, the Participant’s rights under this Plan or any rights thereunder.

12.3            Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under this Plan.

12.4            Equal Rights and Privileges. All Eligible Employees shall have equal rights and privileges under this Plan to the extent necessary so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of this Plan that is inconsistent with the equal rights and privileges requirement of Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.5            Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.6            Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under this Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.7            No Employment or other Service Rights. Nothing in this Plan or any instrument executed or right granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company Group or shall affect the right of the Company Group to terminate (a) the employment of an Employee with or without notice and with or without cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company Group or (c) the service of a Director pursuant to the Certificate of Formation or the TBOC, and any applicable provisions of the corporate law of the jurisdiction in which a Company Group member is incorporated, as the case may be.

12.8            No Rights. No person shall have any claim to be granted any right pursuant to this Plan.

12.9            Withholding Obligations. At the time a Participant’s rights under this Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under this Plan are disposed of, the Participant must make adequate provision for the Company’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation or Shares received pursuant to this Plan the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

12.10            Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Administrator from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.11            Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

12.12            Recoupment Provisions. Any rights granted under this Plan shall be subject to any clawback or recoupment policies and procedures that are required under Applicable Laws or any Company Group policy as enacted, adopted or modified from time to time.

12.13            Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of rights, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of rights by a Participant may be permitted through the use of such an automated system.

12.14            Unfunded Status. This Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to a right, nothing contained in this Plan shall give the Participant any rights that are greater than those of a general creditor of the Company Group.

12.15            Expenses. The expenses of administering this Plan shall be borne by the Company Group.

12.16            Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.17            Severability. If any provision of this Plan is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant, or would disqualify this Plan under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, such provision shall be stricken as to such jurisdiction or Participant and the remainder of this Plan shall remain in full force and effect; provided, however, that no such construction, deemed amendment or striking of a provision of this Plan shall cause this Plan to no longer comply with Section 423 of the Code.

12.18            Interpretation. The definitions of terms in this Plan shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The use of the words “and” and “or” can mean both “and” and “or” where such construction would be applicable. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Section headings are included for convenience of reference only and shall not affect the interpretation of this Plan, and all references to Sections shall be construed to refer to Sections of this Plan. Unless the context requires otherwise, (a) any definition of or reference to any document shall be construed as referring to such document as from time to time amended, supplemented or otherwise modified, (b) any reference to any Person shall be construed to include such Person’s successors and assigns, and (c) any reference to any Applicable Laws shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

13.            EFFECTIVE DATE OF PLAN. This Plan shall become effective as of the Effective Date.

14.            TERMINATION OR SUSPENSION OF THIS PLAN. Unless terminated by the Directors pursuant to Section 11.1, this Plan will continue in effect for a term of ten years commencing on the Effective Date. No rights shall be granted pursuant to this Plan after such date, but rights theretofore granted may extend beyond that date. No rights may be granted under this Plan while this Plan is suspended or after it is terminated. Upon termination of this Plan, the balance in each Participant’s account shall be refunded as soon as practicable after such termination, without any interest thereon, or then effective Offering Period may be shortened so that the purchase of Shares occurs prior to the termination of this Plan.

15.            CHOICE OF LAW; WAIVER OF JURY TRIAL. The laws of the State of Texas shall govern all questions concerning the construction, validity and interpretation of this Plan. BY PARTICIPATING IN THIS PLAN, EACH PARTICIPANT IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLAN.